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                            GENERAL CABLE CORPORATION


                                  COMMON STOCK
                                ($.01 PAR VALUE)


                      INTERNATIONAL UNDERWRITING AGREEMENT




          , 1997



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                      INTERNATIONAL UNDERWRITING AGREEMENT
                                                                          , 1997

DILLON READ & CO. INC.
MERRILL LYNCH INTERNATIONAL
SWISS BANK CORPORATION (acting
 through its division SBC Warburg)
 as Managing Underwriters
c/o Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

               Wassall Netherlands Cable B.V., a Netherlands corporation (hereinafter referred to as the "Selling Stockholder"), proposes to sell to the international underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom Dillon, Read & Co. Inc., Merrill Lynch International and Swiss Bank Corporation (acting through its division SBC Warburg) are acting as Managing Underwriters, an aggregate of 3,380,000 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of General Cable Corporation, a Delaware corporation (the "Company"). The Shares are described in the Prospectus which is referred to below.

                It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement (the "U.S. Underwriting Agreement") providing for the sale by the Selling Stockholder of an aggregate of 13,520,000 shares of Common Stock, and the granting of an over-allotment option with respect to up to an aggregate of 2,535,000 additional shares by the Selling Stockholder thereunder (together, the "U.S. Shares"), through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Dillon, Read & Co. Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as U.S. Managing Underwriters. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriters (the "Agreement Between Underwriters") which provides, among other things, for the transfer of shares of Common Stock between the two syndicates and for consultation by the Managing Underwriters with the U.S. Managing Underwriters. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. References herein to any prospectus, whether in preliminary or final form, and whether amended or supplemented, shall include both the international and U.S. versions thereof.



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               In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as defined above, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context otherwise may require) and to the "Managing Underwriters" shall be to the addressees of this Agreement and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

               The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Registration No. 333-22961), including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except as specified, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all financial schedules and exhibits thereto filed as a part thereof, together with any registration statement filed pursuant to Rule 462(b) under the Act, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statements at the time of effectiveness pursuant to Rule 430A under the Act, is herein called the "Registration Statement", and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus".

               The Company, the Selling Stockholder and the Underwriters agree as follows:

                1. Sale and Purchase. The Selling Stockholder agrees to sell to the respective Underwriters and, upon the basis of the warranties and representations and the other terms and conditions herein set forth, each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Stockholder, the aggregate number of Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, in each case at a purchase price of $[ ] per Share. The Managing Underwriters shall release the Shares for public sale at the public offering price set forth on the cover page of the Prospectus promptly after this Agreement becomes effective. The Managing Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Managing Underwriters may determine.

                2. Payment and Delivery. Payment of the purchase price for the Shares shall be made to the Selling Stockholder by wire transfer of immediately available funds, at the office of Dillon, Read & Co. Inc. in New York City, or at such other place as may be agreed to by the Managing Underwriters, the Company and the Selling Stockholder, against delivery of the certificates for the

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Shares to you for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 A.M., New York City time, on May , 1997 (unless another time shall be agreed to by the Managing Underwriters, the Company and the Selling Stockholder or unless postponed in accordance with the provisions of
Section 7(e) hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Shares shall be delivered to the Managing Underwriters in definitive form in such names and in such denominations as the Managing Underwriters shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Shares by the Managing Underwriters, the Selling Stockholder agrees to make such certificates available to the Managing Underwriters for such purpose at least one full business day preceding the time of purchase. As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

                3. Representations and Warranties of the Company. The Company hereby makes to the Underwriters the same representations and warranties made by it in Section 3 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

                4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder hereby makes to the Underwriters the same covenants made by it in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

                5. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason, other than the failure of the Underwriters to purchase the Shares (unless such failure is permitted under the provisions of Section 7(b)), the Selling Stockholder will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

                6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof and at the time of purchase, the performance in all material respects by each of the Company and the Selling Stockholder of their respective obligations hereunder to be performed at or prior to the time of purchase, the conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference, and the additional condition that the closing of the purchase and sale of the U.S. Shares pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the purchase and sale of the Shares hereunder.

                7. Effective Date of Agreement; Termination. (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                (b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Shares if, at any time prior to the time of

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purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment or in the judgment of such group of Underwriters, makes it impracticable to proceed with the offering of the Shares as contemplated hereby. If you or any group of Underwriters elect to terminate this Agreement as provided in this Section 7(b), the Company and each other Underwriter shall be notified promptly by letter or telegram.

               (c) If any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Shares they are obligated to purchase pursuant to
Section 1) the number of Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

               (d) If any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for exceeds 10% of the total number of Shares, and arrangements satisfactory to you, the Company and the Selling Stockholder are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter.

                (e) Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Stockholder agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters and the International Underwriters (or by substituted underwriters selected by you with the approval of the Selling Stockholder or selected by the Selling Stockholder with your approval pursuant to Section 7(d)). If a new Underwriter or Underwriters are substituted for a defaulting Underwriter or Underwriters in accordance with Section 7(d) of this Agreement or Section 9(d) of the U.S. Underwriting Agreement, the Selling Stockholder or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the Registration Statement and the Prospectus and other documents may be effected. The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.


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                (f) If the purchase of the Shares by the Underwriters, as
contemplated by this Agreement or the U.S. Underwriting Agreement, is not consummated for any reason permitted under this Agreement or if such purchase is not consummated because the Company or the Selling Stockholder shall be unable to comply with any of the terms of this Agreement or the U.S. Underwriting Agreement, the Company and the Selling Stockholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Section 6(a) of the U.S. Underwriting Agreement or Section 8 of this Agreement), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8).

                8. Indemnity by the Company, the Selling Stockholder and the Underwriters. (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Underwriter's agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable cost of investigation) which, jointly or severally, any Underwriter indemnified party may incur as they are incurred (and regardless of whether such Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the Shares or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information with respect to any Underwriter furnished in writing by any Underwriter through the Managing Underwriters to the Company expressly for use therein with reference to such Underwriter; provided, however, that no Selling Stockholder shall be liable under this Section 10 in an amount exceeding the net proceeds to be received by such Selling Stockholder (before deducting expenses) from the sale of Shares hereunder. Notwithstanding the foregoing, the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter indemnified parties for any liability arising from or based upon an untrue statement or omission made in a Preliminary Prospectus if (i) it is established in the related proceeding that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to such Underwriter prior to the written confirmation of such sale) to such person with or prior to the written confirmation of such sale, if required by applicable law, and (ii) such untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability the Company or the Selling Stockholder otherwise may have.

                (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with re-

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spect to which indemnity may be sought against the Company or the Selling
Stockholder pursuant to this Section 8, such Underwriter indemnified party shall promptly notify the Company and the Selling Stockholder in writing, and the Company and/or the Selling Stockholder (as they determine between themselves in their discretion) shall assume the defense thereof (individually or collectively, the "Defending Party") including the employment of counsel
reasonably   satisfactory   to   the  Underwriter   indemnified   party  and
payment   of  all   fees   and expenses;  provided,  however, at  the omission
so  to  notify   the  Company  and  the  Selling  Stockholder   shall not
relieve them from any liability that they may have to any Underwriter
indemnified   party   except  to  the  extent  that  the indemnifying party
is materially prejudiced thereby. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Defending Party, (ii) the Defending Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Underwriter indemnified party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Underwriter indemnified party and the Defending Party and such Underwriter indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Defending Party (in which case the Defending Party shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events such fees and expenses shall be borne by the Defending Party and reimbursed as they are incurred. It is understood, however, that the Defending Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by Dillon, Read & Co. Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Selling Stockholder shall not be liable for any settlement of any such action effected without the written consent of the Defending Party (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Defending Party, or if there is a final judgment with respect thereto, the Company and the Selling Stockholder agree to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

                (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") and the Selling Stockholder, its directors and any person that controls the Selling Stockholder within the meaning
of  Section   15   of   the   Act  or   Section  20  of  the  Exchange  Act
(collectively,   the   "Selling   Stockholder  indemnified   parties"), to
the   same   extent  as the  foregoing  indemnity from the Company and the
Selling   Stockholder   to   the  Underwriter  indemnified  parties, but
only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party or the Selling Stockholder based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which in-

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demnity may be sought against any Underwriter pursuant to this Section 8(c), such Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by Section 8(b) (except that if the Company and/or the Selling Stockholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, provided that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties and the Selling Stockholder shall have the rights and duties given to the Underwriter indemnified parties by Section 8(b).

                (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party or the Selling Stockholder, then the party required to indemnify such indemnified party under this Section 8, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholder or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 8(d). Notwithstanding the provisions of this Section 9(d), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or

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alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and are not joint.

               (e) The statements in the seventh and twentieth paragraphs under the caption "Underwriting" in the Prospectus (to the extent such statements relate to an Underwriter) and the last paragraph on the cover page of the Prospectus constitute the only information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus.

               (f) The indemnity and contribution agreements contained in this
Section 8 and the representations, warranties and covenants of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party or any Selling Stockholder indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. Subject to the provisions of Section 8(b) and Section 8(c), the Company, the Selling Stockholder and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

                (g) The Company and the Selling Stockholder may agree, as between themselves, as to their respective amounts of liability under this
Section 8 for which they each shall be responsible and as to which of them shall control the defense of any proceeding, but no such agreement shall limit the rights of the Underwriters or any Underwriter indemnified party against either the Company of the Selling Stockholder.

                9. Guarantee by Wassall. Wassall unconditionally and irrevocably guarantees to the Underwriters the performance of the Selling Stockholder's obligations under the Underwriting Agreements.

               10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076,
Attention: General Counsel; and if to the Selling Stockholder, shall be sufficient in all respects, if delivered or sent to Wassall Netherlands Cable B.V., c/o Wassall PLC, 39 Victoria Street, London 5W1H OEE, Attention: Company Secretary; and if to Wassall, shall be sufficient in all respects if delivered or sent to Wassall PLC, 39 Victoria Street, London 5W1H OEE, Attention: Company Secretary.

               11. Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE SECTION

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HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF
REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

                12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholder, the Underwriter indemnified parties, the Company indemnified parties and the Selling Stockholder indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                13. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

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                If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder, Wassall and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder, Wassall and the Underwriters, severally.

                                       Very truly yours,

                                       GENERAL CABLE CORPORATION


                                       By:   __________________________________
                                               Name:
                                               Title:


                                       WASSALL NETHERLANDS CABLE B.V.


                                       By:   __________________________________
                                               Name:
                                               Title:


                                       WASSALL PLC


                                       By:   __________________________________
                                               Name:
                                               Title:




Accepted and agreed to as of the date first above writ-ten, on behalf of themselves and the other several
   Underwriters named in Schedule A

DILLON, READ & CO. INC.
MERRILL LYNCH INTERNATIONAL
SWISS BANK CORPORATION (acting
   through its division SBC Warburg)

By:  DILLON, READ & CO. INC.

By:  __________________________________
       Name:
       Title:
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                                   SCHEDULE A


                                                                      Number of
        Underwriter                                                   Shares

Dillon Read & Co. Inc.................................................[        ]
Merrill Lynch International...........................................[        ]
Swiss Bank Corporation (acting through its division SBC Warburg)......[        ]





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